UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 17, 2006

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                             ABLE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                          001-11352                  04-3029787
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(State or other             (Commission File Number)       (IRS Employer
 jurisdiction of                                        Identification Number)
   incorporation)

                  270 Prospect Plains Road, Cranbury, NJ 08512
               (Address of Principal Executive Offices) (Zip Code)

                                 (609) 495-2800
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rue 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.05 Bankruptcy or Receivership.

Identity of the Court; Date of Entry of Confirmation Order

On July 17, 2006 the United States Bankruptcy Court for the District of New Jersey entered a confirmation order in respect of the plan of liquidation of Able Laboratories, Inc. The confirmation order is expected to become final on July 28, 2006, assuming there are no appeals of the order before such date. The transactions contemplated by the plan also are expected to be completed on such date, so it also will be the effective date under the plan.

On July 18, 2005, Able filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. On February 27, 2006, the Company filed a proposed plan of reorganization and disclosure statement with the bankruptcy court, which plan was later amended to be a plan of liquidation and filed with the bankruptcy court on March 3, 2006 and April 4, 2006. A copy of the final plan is attached as exhibit 2.1, and incorporated in this Current Report on Form 8-K by reference.

Summary of Material Features of the Plan; Information about Assets and
Liabilities

The plan provides for the treatment of claims against Able and equity interests in Able. Able had sold substantially all of its assets in December, 2005. The plan provides for the continuation of Able's business only for completion of FDA compliance requirements, assisting other government agencies with inquiries regarding Able, the wind up of affairs and conversion of all of Able's remaining assets to cash and the distribution of any net proceeds to creditors in accordance with the priorities established by the Bankruptcy Code. The plan establishes, among other things, the provisions governing such distributions to holders of allowed claims and the process for resolving disputed claims filed against Able.

The Litigation Trust

Under the plan, as confirmed, on the effective date, Able, on its own behalf and on behalf of holders of allowed claims in class 3 under the plan, will execute a litigation trust agreement and will take all other steps necessary to establish a litigation trust. Able will transfer to the litigation trust on the effective date all of its right, title, and interest in any and all claims and causes of action which may be brought on behalf of Able arising under any provisions of the Bankruptcy Code or other applicable law, including avoidance actions and derivative claims. The litigation trust will be managed by a litigation trust advisory committee comprised of a number of members of the unsecured creditors committee. The litigation trust advisory committee will exercise rights and responsibilities such as (i) appointing a litigation trustee, (ii) overseeing the management of the trust, (iii) consulting with the trustee as to matters affecting the operation of the trust, and (iv) approving or disapproving the compromise, settlement, release, disposition or abandonment of any claims by the trustee. The litigation trust will be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

Shareholders

On the effective date, all equity interests in Able will be canceled. All holders of claims and equity interests will be precluded and enjoined from asserting against Able, the liquidation trust and any of the assets or properties of Able or the liquidation trust, any other or further claim based on any act or omission of any kind or nature that occurred prior to the effective date, whether or not such holder filed a proof of claim or equity interest.

Directors

Upon the effective date, Able's board of directors will be relieved of any further duties and responsibilities in connection with Able, and the company thereafter will be managed by Charles Stanziale, who will serve as the sole officer and director of Able

Dissolution

Upon the distribution of all assets of Able pursuant to the plan and the filing by or on behalf of Able of a certification to that effect with the Bankruptcy Court, Able will be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of Able or payments to be made.

Item 9.01 Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired:

          Not Applicable.

     (b)  Pro Forma Financial Information:

          Not Applicable.

     (c)  Exhibits:

                                                    Sequentially
Exhibit                                               Numbered
Number     Exhibit                                      Page
-------    ----------------------------------       ------------
2.1        Final Plan of Liquidation
2.2        Form of Litigation Trust Agreement

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ABLE LABORATORIES, INC.


                                       By: /s/ Richard M. Shepperd
                                           ----------------------------------
                                       Name:   Richard M. Shepperd
Dated: July 21, 2006                   Title:  Director of Restructuring

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                               INDEX TO EXHIBITS

                                                    Sequentially
Exhibit                                               Numbered
Number     Exhibit                                      Page
-------    ----------------------------------       ------------
2.1        Final Plan of Liquidation
2.2        Form of Litigation Trust Agreement